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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-2 (File No. 333-49889 and 333-49889-01) of our report dated March 13, 1998, on our audits of the consolidated financial statements of Southside Bancshares, Inc. We also consent to the references to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 12, 1998